As filed with the Securities and Exchange Commission on May 16, 2003

Registration No. 333-53108

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SPECTRUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	93-0979187
(State or Other Jurisdiction of Incorporation of Organization)	(I.R.S. Employer Identification Number)

157 Technology Drive
Irvine, California 92618
(Address, including Zip Code, Telephone Number,
including Area Code, of Registrant’s Principal Executive Offices)

Rajesh C. Shrotriya, MD
Chief Executive Officer
157 Technology Drive
Irvine, California 92618
(949) 788-6700
(Name, Address, including Zip Code, and Telephone Number,
including Area Code, of Agent for Service)

Copy to:

Alan W. Pettis
Latham & Watkins LLP
650 Town Center Drive, 20th Floor
Costa Mesa, California 92626
(714) 540-1235

     Approximate date of commencement of proposed sale to the public: Not Applicable.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

REMOVAL OF SECURITIES FROM REGISTRATION
SIGNATURES

REMOVAL OF SECURITIES FROM REGISTRATION

     On January 2, 2001, Spectrum Pharmaceuticals, Inc. (“Spectrum”) filed a registration statement on Form S-3 (No. 333-53108) which was amended by Amendment No. 1 filed on January 24, 2001 (collectively, the “Registration Statement”) to register for issuance $50,000,000 of its Debt Securities, Common Stock, Preferred Stock, Depositary Shares representing Preferred Stock, and Warrants. The Registration Statement was declared effective on January 26, 2001. $45,683,810.70 of its Common Stock and Warrants were sold under the Registration Statement.

     In accordance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, Spectrum respectfully requests that the Securities and Exchange Commission remove from registration the $4,316,189.30 of its Debt Securities, Common Stock, Preferred Stock, Depositary Shares representing Preferred Stock, and Warrants that remain unsold under the Registration Statement as of the date of filing of this Post-Effective Amendment No. 1. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such Debt Securities, Common Stock, Preferred Stock, Depositary Shares representing Preferred Stock, and Warrants.

(The remainder of this page is intentionally left blank)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on May 16, 2003.

SPECTRUM PHARMACEUTICALS, INC. a Delaware corporation

By:	/s/ Rajesh C. Shrotriya

Rajesh C. Shrotriya, MD Chairman, Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rajesh C. Shrotriya Rajesh C. Shrotriya, M.D.	Chairman, Chief Executive Officer, President and Director (principal executive officer)	May 16, 2003

/s/ John L. McManus John L. McManus	Vice President Finance and Strategic Planning (principal financial officer)	May 16, 2003

/s/ Michael P. McManus Michael P. McManus	Controller (principal accounting officer)	May 16, 2003

/s/ Mark J. Glasky Mark J. Glasky	Director	May 16, 2003

/s/ Ann C. Kessler Ann C. Kessler, Ph.D.	Director	May 16, 2003

/s/ Armin M. Kessler Armin M. Kessler	Director	May 16, 2003

/s/ Eric L. Nelson Eric L. Nelson, Ph.D.	Director	May 16, 2003

/s/ Carol O’Cleiracain Carol O’Cleiracain, Ph.D.	Director	May 16, 2003

/s/ Paul H. Silverman Paul H. Silverman, Ph.D., D.Sc	Director	May 16, 2003

/s/ Julius A. Vida Julius A. Vida, Ph.D.	Director	May 16, 2003